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Exhibit 24.2

POWER OF ATTORNEY

        I, Michael Snyder, Chairman and Chief Executive Officer of Vonage Holdings Corp., hereby constitute and appoint John S. Rego and Sharon A. O'Leary, and each of them acting alone, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for me and in my name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (Registration No. 333-131659) (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ MICHAEL SNYDER
Name:	Michael Snyder
Title:	Director and Chief Executive Officer

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POWER OF ATTORNEY